UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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National Semiconductor Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by National Semiconductor Corporation

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: National Semiconductor Corporation

Commission File No.: 1-6453

April 14, 2011

On Monday, April 4, 2011, Don Macleod committed to providing each employee who has outstanding stock options, restricted shares (“RSAs”), and/or restricted share units (“RSUs”) with a summary of what this acquisition will mean for his or her vested and unvested equity awards when the deal closes and TI acquires us.  Attached is a summary of your stock options, RSUs and/or RSAs as of April 8, 2011.   Listed below is the explanation of the impact of the merger on your awards granted prior to April 4, 2011 (the date the merger agreement was signed); awards granted after April 4, 2011 will be treated pursuant to award agreement and other relevant documents applicable to the grants.

AWARDS GRANTED UNDER EQUITY PLANS OTHER THAN THE 2009 INCENTIVE AWARD PLAN WILL BE CASHED OUT UPON THE CLOSING OF THE MERGER TRANSACTION.

Stock Options:  Each National Semiconductor Corporation (“NSC”) Stock Option granted under NSC equity plans other than the 2009 Incentive Award Plan (the “2009 Plan”) which is outstanding and unexercised (whether vested or unvested) immediately prior to the change of control (i.e., the closing of the merger) will become fully vested and will be cashed out by multiplying the number of shares outstanding by the difference between $25.00 less the exercise price per share.  This amount will be paid out (without interest and less any regulatory tax withholdings) as soon as practicable after the closing of the merger.

FOR EXAMPLE PURPOSES ONLY, assume 500 NSC Stock Options outstanding with an exercise price of $11.03 per share.  Such NSC Stock Option will be cashed out as follows:  500 shares x ($25.00 - $11.03) = $6,985.00 (without interest and less any regulatory tax withholdings).

RSUs and RSAs:  Each NSC RSU and RSA granted under NSC equity plans other than the 2009 Plan which is outstanding (whether vested or unvested) immediately prior to the change of control will become fully vested and will be cashed out at $25.00 per share (without interest and less any regulatory tax withholdings) as soon as practicable after the closing of the merger.

STOCK OPTIONS AND RSUs GRANTED UNDER THE 2009 PLAN WILL BE CONVERTED TO TI EQUITY, AND RSAs GRANTED UNDER THE 2009 PLAN WILL BE CASHED OUT UPON CLOSING OF THE MERGER TRANSACTION.  (The 2009 Plan is indicated as 09IP in the attached statement.)

Stock Options:  Each outstanding NSC Stock Option granted under the 2009 Plan which is outstanding and unexercised (whether vested or unvested) immediately prior to the change of control will, upon closing of the merger, be converted into an option to purchase Texas Instruments Incorporated (“TI”) common stock based on the Exchange Ratio, or $25.00 divided by the average closing price of TI common stock for the five trading days immediately preceding (but not including) the closing date of the merger.  Such TI Stock Option will continue vesting in accordance with the vesting provisions included in the original agreement applicable to the NSC Stock Option.

The number of shares subject to the TI Stock Option will be the number of shares under your NSC Stock Option, multiplied by the Exchange Ratio, rounded down to the nearest whole share.  The exercise price of the TI Stock Option will be the exercise price of your NSC Stock Option divided by the Exchange Ratio, rounded up to the nearest whole cent.

FOR EXAMPLE PURPOSES ONLY, assume 1,000 NSC Stock Options outstanding with an exercise price of $12.00 per share and an average closing price of TI common stock for the five trading days immediately preceding (but not including) the closing date of the merger of $35.00.  The 1,000 NSC Stock Options convert into an option to purchase 714 shares of TI common stock (i.e., 1,000 multiplied by the Exchange Ratio ($25.00 divided by $35.00 =71.4%), rounded down to the nearest whole share).  The TI Stock Option exercise price is $16.81 (i.e., $12.00 divided by 71.4%, rounded up to the nearest whole cent).

RSUs:  Each outstanding NSC RSU granted under the 2009 Plan which is outstanding (whether vested or unvested) immediately prior to the change of control will, upon closing of the merger, be converted into a TI RSU using the same Exchange Ratio as noted above, rounded down to the nearest whole share.  Such TI RSU will continue vesting in accordance with the vesting terms of the original agreement applicable to the NSC RSU.

RSAs:  Each NSC RSA granted under the 2009 Plan which is outstanding (whether vested or unvested) immediately prior to the change of control will become fully vested and will be cashed out at $25.00 per share (without interest and less any regulatory tax withholdings) as soon as practicable after the closing of the merger.

ACCELERATION OF VESTING FOR CONVERTED TI STOCK OPTIONS AND TI RSUs ON CERTAIN TERMINATIONS OF EMPLOYMENT

Under the grant terms, if within twelve months after the closing date of the merger your employment with TI is terminated by TI without cause or by you due to good reason, all remaining unvested TI Stock Options and TI RSUs resulting from the conversion of NSC Stock Options and NSC RSUs granted under the 2009 Plan prior to April 4, 2011 will become fully vested and exercisable, as applicable, upon your termination date.

Complete details of each NSC equity plan can be found on The Signal, under My Workplace.  You can also find details of the NSC equity plans in which you participate at your broker website.

This document does not change in any way, the at-will employment relationship between you and NSC.  You or NSC may terminate your employment at any time, for any reason, with or without cause.

Additional Information and Where to Find It

NSC plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a proxy statement in connection with the proposed merger with TI. The proxy statement will contain important information about the proposed merger and related matters. SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. Security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by NSC through the web site maintained by the SEC at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from NSC by contacting Investor Relations by telephone at (408) 721-5007, or by mail at National Semiconductor Corporation, Mail Stop G2-397, 2900 Semiconductor Drive, P.O. Box 58090, Santa Clara, California 95052-8090, Attn: Investor Relations Department, or by going to NSC’s Investor Relations page on its corporate web site at www.national.com.

NSC and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of NSC in connection with the proposed Merger. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding these directors and executive officers is also included in NSC’s proxy statement for its 2010 Annual Meeting of Stockholders, which was filed with the SEC on August 8, 2010. This document is available free of charge at the SEC’s web site at www.sec.gov, and from NSC by contacting Investor Relations by telephone at (408) 721-5007, or by mail at National Semiconductor Corporation, Mail Stop G2-397, 2900 Semiconductor Drive, P.O. Box 58090, Santa Clara, California 95052-8090, Attn: Investor Relations Department, or by going to NSC’s Investor Relations page on its corporate web site at www.national.com.

Forward-Looking Statements

This communication may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed merger and the satisfaction of closing conditions precedent to the consummation of the proposed merger, and other risks identified in NSC’s most recent Quarterly Report on Form 10-Q, as filed with the SEC on March 30, 2011, which contains and identifies important factors that could cause the actual results to differ materially from those contained in the forward-looking statements. NSC assumes no obligation to update any forward-looking statement contained in this communication.

Filed by National Semiconductor Corporation

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: National Semiconductor Corporation

Commission File No.: 1-6453

April 14, 2011

[Name]

Dear [Name]:

As you know, National Semiconductor Corporation (the “Company”) has entered into an Agreement and Plan of Merger with Texas Instruments Incorporated (“TI”) pursuant to which TI will purchase 100% of the outstanding stock in the Company (the “Transaction”).  TI and National are excited about the potential of combining our companies.  National has a rich analog heritage, a strong reputation with customers, high-class products with great potential, and talented people like you.  Together, TI and National will work to form an even stronger analog business, and capitalize on the growth potential to reach the goal of growing 2x the market.

You have been identified as a key contributor to the success of the Company and in recognition of your contributions, the Company and TI are pleased to offer you a one-time special retention bonus, as set forth below, which is contingent upon your acceptance of this offer and the successful consummation of the Transaction.

Retention Bonus Offer

If you accept this offer, you will be eligible to receive a special one-time lump sum cash bonus in the amount of [Currency][        ] on the earlier of the pay cycle following either (i) the date 180 days after the consummation of the Transaction (the “Payment Date”) or (ii) if your employment with the Company is terminated without Cause (as defined in the attached Appendix A) after the closing date of the Transaction but prior to the Payment Date, the date your employment with the Company is terminated.  The Company will withhold all applicable taxes and other payroll deductions from the bonus when it is paid to you.

Note that the payment to you is subject to all of the terms and conditions contained in both this letter and the Company’s Retention Bonus Plan.

Eligibility for Retention Bonus

You will be eligible for the retention bonus if:

•                  you remain employed as a regular employee with the Company through the Payment Date; or

•                  your employment with the Company is terminated without Cause by the Company after the closing date of the Transaction but prior to the Payment Date.

For the avoidance of doubt, you will not be eligible to receive the retention bonus if (i) you terminate your employment with the Company or (ii) the Company terminates your employment for Cause, prior to the Payment Date.  This letter, the Company’s Retention Bonus Plan and the retention bonus is subject to the consummation of the Transaction.  Given that this offer is only being made to you, it is important that this information and the terms of this offer remain confidential.  We therefore expect that you will not disclose this information to other employees.

This letter does not change, in any way, the at-will employment relationship between you and the Company.  You or the Company may terminate your employment at any time, for any reason, with or without cause.

We are confident we can count on your continued support throughout this exciting period.  Both companies look forward to the future as we begin the challenging process of merging organizations, people and technologies to achieve even greater value for our customers, shareholders and employees.

On behalf of the Company and TI, I thank you for your contributions to the Company’s success.  Please indicate your acknowledgement and acceptance of this offer by signing and returning a copy of this letter.

Sincerely yours,

Don Macleod	Gregg Lowe
Chief Executive Officer	Executive Vice President
National Semiconductor	Texas Instruments, Incorporated

Acknowledgment

I have read, understand and agree with the terms set forth in this letter.

[Name]	Date
[Badge No.]

[Personnel No.]
[Physical Location]
[Manager]
[HRBP]
[Currency][Amount]

Additional Information and Where to Find It

The Company plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a proxy statement in connection with the proposed merger with TI. The proxy statement will contain important information about the proposed merger and related matters. SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. Security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from the Company by contacting Investor Relations by telephone at (408) 721-5007, or by mail at National Semiconductor Corporation, Mail Stop G2-397, 2900 Semiconductor Drive, P.O. Box 58090, Santa Clara, California 95052-8090, Attn: Investor Relations Department, or by going to the Company’s Investor Relations page on its corporate web site at www.national.com.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed Merger. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding these directors and executive officers is also included in the Company’s proxy statement for its 2010 Annual Meeting of Stockholders, which was filed with the SEC on August 8, 2010. This document is available free of charge at the SEC’s web site at www.sec.gov, and from the Company by contacting Investor Relations by telephone at (408) 721-5007, or by mail at National Semiconductor Corporation, Mail Stop G2-397, 2900 Semiconductor Drive, P.O. Box 58090, Santa Clara, California 95052-8090, Attn: Investor Relations Department, or by going to the Company’s Investor Relations page on its corporate web site at www.national.com.

Forward-Looking Statements

This communication may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed merger and the satisfaction of closing conditions precedent to the consummation of the proposed merger, and other risks identified in the Company’s most recent Quarterly Report on Form 10-Q, as filed with the SEC on March 30, 2011, which contains and identifies important factors that could cause the actual results to differ materially from those contained in the forward-looking statements. The Company assumes no obligation to update any forward-looking statement contained in this communication.

Appendix A

“Cause” with respect to any Participant, means any one or more of the following by a Participant: (1) the conviction of, or entry of a plea of “guilty” or “no contest” to, a felony or a crime involving moral turpitude, (2) an unauthorized use or disclosure of confidential information or trade secrets of the Company (or an Affiliate) or the surviving or successor entity (or a parent or subsidiary thereof); (3) other intentional misconduct, fraud, embezzlement or act of dishonesty that has a material adverse impact on the Company (or an Affiliate) or the surviving or successor entity (or a parent or subsidiary thereof); or (4) an intentional and continued refusal or failure to act in accordance with any lawful and proper direction or the appropriate individual to whom the Participant reports. Notwithstanding the foregoing, if the term or concept of “Cause” has been defined in an agreement between a Participant and the Company (or an Affiliate) or the surviving or successor entity (or a parent or subsidiary thereof), then “Cause” shall have the definition set forth in such agreement with respect to such Participant’s Retention Bonus for purposes of this Plan.